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                                                                      EXHIBIT 21

Subsidiaries of U.S. Concrete, Inc.

AFTM Corporation
Atlas Concrete, Inc.
Atlas-Tuck Concrete, Inc.
B.C.B.M. Transport, Inc.
Baer Concrete, Inc.
Bay Cities Building Materials Co., Inc.
Beall Concrete Enterprises, Ltd.
Beall Industries, Inc.
Beall Investment Corporation, Inc.
Beall Management Inc.
Beall Trucking, Inc.
Carrier Excavation and Foundation Company
Central Concrete Supply Co., Inc.
Corden, Inc.
Cornillie Fuel & Supply, Inc.
Cornillie Leasing, Inc.
Dencor, Inc.
DYNA, Inc.
Fendt Transit Mix, Inc.
Hunter Equipment Company
Olive Branch Ready Mix, Inc.
Opportunity Concrete Corporation
R.G. Evans/Associates d/b/a Santa Rosa Cast Products Co.
Ready Mix Concrete Company of Knoxville
San Diego Precast Concrete, Inc.
Stancon Concrete Enterprises, Ltd.
Stancon Investment Corporation, Inc.
Stancon Management, Inc.
Stancon, Inc. d/b/a Butler Ready Mix Concrete
Stokes Transit-Mix, Inc.
USC GP, Inc.
USC LP, Inc.
USC Management Co., L.P.
Walker's Concrete, Inc.
Western Concrete Products, Inc.

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